 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): August 10, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(e) On August 10, 2026, Wheels Up Experience Inc. (the “Company”) and Mark Briffa, the Company’s Chief Sales Officer, agreed that Mr. Briffa would depart as Chief Sales Officer but remain with the Company to transition his duties through September 1, 2026. David Godsman, the Company’s Chief Digital Officer, has assumed leadership of the Company’s global sales organization on an interim basis, in addition to his current role as Chief Digital Officer, and will work directly with Mr. Briffa to support an orderly transition.
On August 12, 2026, Air Partner Limited, a subsidiary of the Company, and Mr. Briffa entered into a Settlement Agreement (the “Agreement”), which includes a general release of claims by Mr. Briffa in favor of the Company and its subsidiaries, confirms that certain non-solicitation, non-disparagement and confidentiality covenants will continue to apply to Mr. Briffa post-separation and waives certain other covenants in favor of Mr. Briffa. The Agreement also provides for the payment to Mr. Briffa of: continued salary through December 31, 2026 (the “Separation Date”); aggregate cash lump sums of £378,354.82, less applicable deductions, representing severance and benefits payments, to be paid after the Separation Date upon the satisfaction of certain conditions by Mr. Briffa; a cash lump sum, less applicable deductions, for any accrued but untaken holidays as of the Separation Date; a full-year bonus under the Company’s annual discretionary cash bonus plan for 2026, subject to the application of bonus plan performance metrics approved by the Company’s Board of Directors, payable in 2027 consistent with the Company’s normal practice; and capped reimbursements for legal fees in connection with the Agreement and outplacement support agency fees. In addition, any restricted stock units or performance-based restricted stock units held by Mr. Briffa as of the Agreement date that were scheduled or eligible to vest by September 1, 2027 will continue to vest, if at all, in accordance with their original schedules until such date. All other equity compensation awards were forfeited.
The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*†+	Settlement Agreement, dated August 12, 2026, by and between Mark Briffa and Air Partner Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.
+	Certain portions of this Exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Certain schedules, exhibits, annexes and/or appendices have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or Exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 14, 2026	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer